EX-99.6.a.i.

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT
 BETWEEN
ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee

Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%

Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%

Aberdeen Natural Resources Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%

Aberdeen Technology and Communications Fund	$0 up to $500 million	0.88%
	$500 million up to $2 billion	0.83%
	$2 billion and more	0.78%

Aberdeen Health Sciences Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen U.S. Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.80%
	$2 billion and more	0.75%

Aberdeen Equity Long-Short Fund	$0 up to $250 million	1.50%
	$250 million and more	1.25%

Aberdeen China Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%

Aberdeen Optimal Allocations Funds:	All Assets	0.15%

Growth Fund
Moderate Growth Fund
Moderate Fund
Specialty Fund
Defensive Fund

Aberdeen Developing Markets Fund	$0 up to $500 million	1.05%
	$500 million up to $2 billion	1.00%
	$2 billion and more	0.95%

Aberdeen International Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Fund	Assets	Investment Advisory Fee

Aberdeen Select Worldwide Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Global Financial Services Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Global Utilities Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%

Aberdeen Core Income Fund	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%

Aberdeen Core Plus Income Fund	$0 up to $500 million	0.325%
	$500 million up to $1 billion	0.305%
	$1 billion up to $5 billion	0.285%
	$5 billion and more	0.255%

Aberdeen Asia Bond Institutional Fund	All Assets	0.50%

Aberdeen Global Fixed Income Fund	All Assets	1.00%

Aberdeen Global Small Cap Fund	All Assets	1.25%

Aberdeen International Equity Institutional Fund	All Assets	0.80%

As most recently approved at the __________, 2009 Board Meeting.